UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20538 (Commission File Number)	41-1659606 (IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 7, 2015, Isle of Capri Casinos, Inc. (the “Company”) announced that it had priced an offering (the “Offering”) of an additional $150 million aggregate principal amount of its 5.875% Senior Notes due 2021 (the “2021 Notes”), of which $350.0 million aggregate principal amount were originally issued on March 5, 2013. The additional 2021 Notes will be issued at an offering price of 102.00% plus accrued and unpaid interest from and including March 15, 2015 to, but excluding, April 14, 2015.

The additional 2021 Notes have not been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and until so registered, the additional 2021 Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

This announcement was contained in a press release, a copy of which is filed under Item 9.01 hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release announcing pricing of private offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: April 7, 2015	By:	/s/ Eric L. Hausler
	Name:	Eric L. Hausler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing pricing of private offering